UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Augst 23, 2004


                                  Nannaco, Inc.
             (Exact name of registrant as specified in its charter)


                                      Texas
                 (State or other jurisdiction of incorporation)


                                    000-50672
                            (Commission File Number)


                                   74-2891747
                        (IRS Employer Identification No.)


                   7235 North Creek Loop, Gig Harbor, WA 98335
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (253) 853-3632


               ---------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                    FORM 8-K

                                  Nannaco, Inc.


Section 1 - Registrant's Business and Operations

Section 2 - Financial Information

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

      On August 23, 2004 Nannaco, Inc. ("Registrant") sold 10,000,000 shares of newly designated Series A Convertible Preferred Stock. (See, Item 3.03 Changes in Rights of Security Holders of this Form 8-K)

The Series A Convertible Preferred Stock was sold by Registrant pursuant to a Subscription Agreement in reliance on the Securities Act of 1933 and Regulation S and Rule 144A of the rules and regulations of the Securities and Exchange Commission. The obligation to buy the Series A Convertible Preferred Stock created by the Subscription Agreement was, on the same date, exchanged for a promissory note executed by the buyer as maker and the Registrant as holder.

The promissory note is in the principal amount of $100,000, bears interest at the rate of 2% per annum and will be paid in installments. The first installment is due on October 15, 2004 in the amount of $10,000 and thereafter installments of $7,500 plus accrued interest are due each month with all principal and interest due to be paid on or before October 15, 2005.

In April and May 2004, Registrant issued 12,668,047 shares of common stock. The shares were issued for the conversion of $60,000 of convertible debentures at $0.0054825 per share and $7,500 of convertible debentures at $0.00435 per share. Registrant relied on Section 4 (2) of the Securities Act of 1933 in issuing these shares of common stock.

Item 3.03 Material Modification to Rights of Security Holders

      On August 23, 2004 the Board of Directors of Registrant passed a resolution designating 10,000,000 shares of the 100,000,000 shares of preferred stock authorized as Series A Convertible Preferred Stock. Pursuant to the Designation Certificate, The Series A Convertible Preferred Stock will have no preferences in the event of liquidation and has no stated dividend rate or dividend preference. The newly designated Series A Convertible Preferred Stock has voting rights equal to the equivalent of 100 shares of common stock for each 1 share of Series A Convertible Preferred held. These voting rights are limited to the specific purpose of voting on a 100 to 1 reverse stock split of Registrant's issued and outstanding common stock, but not the total authorized common capital stock, of the Registrant. Otherwise, the Series A Preferred Convertible Stock has no voting rights on any matter.

The Series A Convertible Preferred Stock is convertible into the common stock of Registrant at the option of Registrant at a rate calculated to grant all holders of the Series A Convertible Preferred Stock 5% of Registrant's common stock then outstanding.

The creation and issuance of the Series A Convertible Preferred Stock affects the rights and powers of the Registrant's common stock holders in at least two ways. The common stockholders' voting power on the matter of whether the Registrant should reverse split the common stock outstanding has been reduced to approximately thirty-two (32) percent of all shares entitled to vote on the issue thus assuring that the common stock reverse split will be approved; and, the relative percentage of the capital stock of the company represented by the class of common stock issued and outstanding is diminished and may, if new equity securities are issued after giving effect to the reverse split, be reduced substantially. As of the effective date of the reverse split, however, the relative holdings of all equity securities holders will remain the same as before the reverse split.

Section 4 - Matters Related to Accountants and Financial Statements

Section 5 - Corporate Governance and Management

Section 6 - [Reserved]

Section 7 - Regulation FD

Section 8 - Other Events

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.


EXHIBIT NUMBER                       DESCRIPTION                    LOCATION

       3.4                 Designation of Series A               Filed Herewith
                           Convertible Preferred Stock
                           Subscription Agreement re

      10.6                 Series A Convertible Preferred        Filed Herewith
                           Stock

      10.7                 Promissory Note dated August          Filed Herewith
                           23, 2004


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  NANNACO, INC.
                                  (Registrant)


Date : August 26, 2004

/s/ Steve Careaga
---------------------------------------
Steve Careaga, Chief Executive Officer